UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMTP, Inc.
(Name of small business issuer in its charter)

Delaware	7331	05-0502529
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

95 Fulkerson Street Cambridge, Massachusetts 02141 617-500-8635
(Address and telephone number of registrant's principal executive offices and principal place of business)

Semyon Dukach Chairman & CEO SMTP, Inc. 95 Fulkerson Street Cambridge, Massachusetts 02141 617-500-8635
Name, address, and telephone number of agent for service)

Copies to:

Joel Arberman
Public Financial Services, LLC
7877 Emerald Winds Circle
Boynton Beach, Florida 33473
Telephone: 516-509-8132
Facsimile: 678-559-0271

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Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, $.001 par value	400,000	$0.25	$100,000	$7.13

Total			$100,000	$7.13

(1)

No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)

Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely to compute the registration fee amount.

(3)

Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED December, 1 2010

PROSPECTUS

SMTP, INC.

400,000 Shares of Common Shares

This is our initial public offering and no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

We are offering on a best-efforts basis up to 400,000 shares of our common stock at a price of $0.25 per share. Should we be successful in selling all of the shares offered, we will receive $100,000 in proceeds before expenses but there can be no assurance that all or any of the shares will be sold. There is no minimum amount of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering.

We are offering the shares in a direct public offering without an underwriter. The shares will be sold directly through the efforts of Semyon Dukach, our Chairman and CEO. Mr. Dukach will receive no commissions or other compensation for his efforts in selling the shares. We have no other sales agents for this offering.

Shares will be sold to friends, family and business acquaintances. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. In offering the securities on our behalf, Mr. Dukach will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will not be an escrow account so the proceeds from the sale will be placed directly into our corporate account and all funds received can be immediately used by us.

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 400,000 shares is completed, or (ii) 90 days from the effective date of this document.

We are subject to many risks and an investment in our shares involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Carefully consider all of the factors described under the heading “Risk Factors” beginning on page X before investing in any of our shares.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The securities described in this prospectus will not be “Covered Securities” as that term is defined in Section 18(b) of the Securities Act of 1933, as amended, and therefore, will be subject to material restrictions and additional registration requirements at state law.  See, the sections “Section 15(g) of the Exchange Act - Penny Stock Disclosure” and “Blue Sky,” below.

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Determination of Offering Price	17
Dilution of the Price You Pay For Your Shares	17
Plan of Distribution and Terms of the Offering	18
Description of Securities	20
Market for Common Equity and Related Stockholders Matters	21
Principal Stockholders	23
Description of Our Business	25
Directors, Executive Officers, Promoters and Control Persons	29
Conflicts of Interest	32
Related Party Transactions	32
Executive Compensation	33
Indemnification	34
Interest of Named Experts and Counsel	34
Management Discussion and Analysis	35
Where You Can Find More Information	41
Index to Financial Statements	F-1
Report of Independent Certified Public Accountant	F-2
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Changes in Stockholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7

Information contained on our website at www.SMTP.com does not constitute part of this Prospectus.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities being offered here. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,””Management’s Discussion and Analysis or Plan of Operation,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus.

Unless the context suggests otherwise, references in this prospectus to “we,” “our,” “us” and “our company” are to SMTP, Inc., a Delaware company. Unless otherwise indicated, the information contained in this prospectus is as of December 1, 2010.

Business Summary

We provide Internet-based services to facilitate email deliverability, including bulk and transactional sending, reputation management, compliance auditing, abuse processing and diagnostics. Our services provide customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves. We believe our growth since inception has been driven by the compelling value proposition for our services. As of October 31, 2010, we had approximately 10,000 customers.

Our address is 95 Fulkerson Street, Cambridge, Massachusetts 02141and our telephone number is 617-500-8635. Our fiscal year end is December 31.

Corporate History

We were incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed our name on April 1, 2010 to SMTP.com, Inc. On November 23, 2010, we incorporated a new entity under the name SMTP, Inc. in the State of Delaware and entered into a Merger Agreement with SMTP.com, Inc. The sole purpose of the merger was to change the jurisdiction of our company from Massachusetts to Delaware and to increase the number of authorized shares outstanding.

Offering Summary

Securities offered by us:

400,000 shares of common stock

Offering price per share:

$0.25. The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

Proceeds to us:

$100,000 before expenses associated with this offering

Use of proceeds:

To complete additional product development.

Number of common shares outstanding before the offering:

13,440,000

Number of common shares outstanding after the offering
if all if the common shares are sold:

13,840,000

Offering period:

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 400,000 shares is completed, or (ii) 90 days from the effective date of this document.

An investment in our stock involves a very high degree of risk. You should purchase our stock only if you afford a complete loss of your purchase. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page x of this prospectus before deciding whether or not to invest in shares of our stock.

Financial Summary

The following tables set forth summary financial data derived from our financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. Our historical results are not necessarily an indication of the results to be expected for any future period.

Table A: Audited Condensed Statements of Operations

For fiscal years ending December 31, 2009 and 2008

	Year Ended December 31, 2009	Year Ended December 31, 2008
Sales	$1,549,190	$804,662
Gross profit	$1,130,690	$627,740
Operating Expenses	$(1,021,844	$(736,409
Other income (expense) - net	$(66)	$66,698
Net income	$78,818	$(93,731)

Table B: Unaudited Condensed Statements of Operations

For the period from January 1, 2010 to September 31, 2010

	Nine Months Ended September 31, 20010	Nine Months Ended September 31, 2009
Sales	$1,851,280	$980,053
Gross profit	$1,407,334	$729,580
Operating Expenses	$(904,865	$(656,499
Other income (expense) - net	$(70)	$66
Net income	$279,889	$53,947

Table C: Audited Balance Sheet

For period ending September 31, 2010 and December 31, 2009

	September 31, 2010	December 31, 2009
Current Assets	$622,711	$277,583
Current Liabilities	$551,041	$398,930
Working Capital (Deficit)	$748,510	$316,510

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

The majority of our services are sold pursuant to short-term subscription agreements, and if our customers elect not to renew these agreements, our revenues may decrease.

Typically, our services are sold pursuant to short-term subscription agreements, which are generally one month to one year in length, with no obligation to renew these agreements. Our renewal rates may decline due to a variety of factors, including the services and prices offered by our competitors, new technologies offered by others, consolidation in our customer base or if some of our customers cease their operations. If our renewal rates are low or decline for any reason, or if customers renew on less favorable terms, our revenues may decrease, which could adversely affect our stock price.

If we fail to enhance our existing services or develop new services, our services may become obsolete or less competitive and we could lose customers.

If we are unable to enhance our existing services or develop new services that keep pace with rapid technological developments and meet our customers’ needs, our business will be harmed. Creating and designing such enhancements and new products entail significant technical and business risks and require substantial expenditures and lead-time, and there is no guarantee that such enhancements and new products will be completed in a timely fashion. Nor is there any guarantee that any new service offerings will gain acceptance among our email marketing customers or by the broader market. For example, our existing email marketing customers may not view any new service as complementary to our email service offerings and therefore decide not to purchase such service. If we cannot enhance our existing services or develop new products or if we are not successful in selling such enhancements and new products to our customers, we could lose customers or have difficulty attracting new customers, which would adversely impact our financial performance.

If we are unable to attract new customers and retain existing customers on a cost-effective basis, our business and results of operations will be affected adversely.

To succeed, we must continue to attract and retain a large number of customers on a cost-effective basis, many of whom have not previously used an email service like ours. We rely on a variety of methods to attract new customers, such as paying providers of online services, search engines, directories and other websites to provide content, advertising banners and other links that direct customers to our website, direct sales and partner sales. If we are unable to use any of our current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers or retain existing customers on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

If we fail to develop our brands cost-effectively, our business may be adversely affected.

Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

Our relationships with our channel partners may be terminated or may not continue to be beneficial in generating new email marketing customers, which could adversely affect our ability to increase our customer base.

 We maintain a network of active channel partners, as well as business service providers such as web developers and marketing agencies, on whom we depend to refer customers to us through links on their websites and outbound promotion to their customers. If we are unable to maintain our contractual relationships with existing channel partners or establish new contractual relationships with potential channel partners, we may experience delays and increased costs in adding customers, which could have a material adverse effect on us. The number of customers we are able to add through these marketing relationships is dependent on the marketing efforts of our partners over which we exercise very little control, and a significant decrease in the number of gross customer additions generated through these relationships could adversely affect the size of our customer base and revenue.

If the delivery of our customers’ emails is limited or blocked, the fees we may be able to charge for our email marketing product may not be accepted by the market and customers may cancel their accounts.

Internet Service Providers (ISP) can block emails from reaching their users. Recent releases of ISP software and the implementation of stringent new policies by ISPs make it more difficult to deliver our customers’ emails. We continually improve our own technology and work closely with ISPs to maintain our deliverability rates. If ISPs materially limit or halt the delivery of our customers’ emails, or if we fail to deliver our customers’ emails in a manner compatible with ISPs’ email handling or authentication technologies, then the fees we charge for our email marketing product may not be accepted by the market, and customers may cancel their accounts.

We face significant threats from new entrants to our business, which could cause us to suffer a decline in revenues and profitability.

Barriers to entry in Internet service markets are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute solutions.  The result could be decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies.  If any of these happens, it could cause us to suffer a decline in revenues and profitability.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

 Our principal competitors include providers of email management services for small to medium size businesses such as AuthSmtp.com, SMTP2Go.com, JangoMail.com, SocketLabs.com, StrongMail.com, ExactTarget.com, CheetahMail.com, ConstantContact.com, iContact.com, MailChimp.com and Bronto.com, as well as the in-house information technology capabilities of prospective customers. Competition could result in reduced sales, reduced margins or the failure of our email marketing product to achieve or maintain more widespread market acceptance, any of which could harm our business. While we do not compete currently with vendors serving larger customers, we may face future competition from these providers if they determine that our target market presents an opportunity for them. We may also experience competition from Internet Service Providers, or ISPs, advertising and direct marketing agencies and other large established businesses, such as Microsoft Corporation, Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If these companies decide to develop, market or resell competitive email marketing products, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. In addition, one or more of these ISPs or other businesses could decide to offer a competitive email marketing product at no cost or low cost in order to generate revenue as part of a larger product offering.

 Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. In addition, these companies may have longer operating histories and greater name recognition than we have and may be able to bundle an email marketing product with other products that have gained widespread market acceptance. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for our products could substantially decline.

Our business is substantially dependent on continued demand for email marketing and any decrease in demand could cause us to suffer a decline in revenues and profitability.

We derive, and expect to continue to derive, substantially all of our revenue from organizations, including small and medium size businesses, associations and non-profits. As a result, widespread acceptance of communicating by email among small and medium size organizations is critical to our future growth and success. The overall market for email and related services is relatively new and still evolving, and small organizations have generally been slower than larger organizations to adopt email marketing as part of their marketing mix. There is no certainty regarding how or whether this market will develop, or whether it will experience any significant contractions. Our ability to attract and retain customers will depend in part on our ability to make email communications convenient, effective and affordable. If small and medium size organizations determine that email marketing and communication does not sufficiently benefit them, existing customers may cancel their accounts and potential customers may decide not to utilize our email services. In addition, many small and medium size organizations currently lack the technical expertise to effectively send large quantities of email. As technology advances, however, small and medium size organizations may establish the capability to manage their own email transmissions and therefore have no need for our email services. If the market for email services fails to grow or grows more slowly than we currently anticipate, demand for our services may decline and our revenue would suffer.

We depend on search engines to attract a significant percentage of our customers, and if those search engines change their listings or our relationship with them deteriorates or terminates, we may be unable to attract new customers, which would adversely affect our business and results of operations.

Many of our customers located our website by clicking through on search results displayed by search engines such as Google and Yahoo!. Search engines typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings cannot be purchased, and instead are determined and displayed solely by a set of formulas designed by the search engine. Purchased listings can be purchased by advertisers in order to attract users to their websites. We rely on both algorithmic and purchased listings to attract a significant percentage of the customers we serve to our website. Search engines revise their algorithms from time to time in an attempt to optimize their search result listings. If search engines on which we rely for algorithmic listings modify their algorithms, this could result in fewer customers clicking through to our website, requiring us to resort to other costly resources to replace this traffic, which, in turn, could reduce our revenue and negatively impact our operating results, harming our business. If one or more search engines on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, or our revenue could decline and our business may suffer. The cost of purchased search listing advertising fluctuates and may increase as demand for these channels grows, and any such increases could have negative effects on our financial results.

We may engage in future acquisitions that could disrupt our business, dilute stockholder value and harm our business, operating results or financial condition.

We may pursue acquisition opportunities in the future. We have not made any material acquisitions to date and, therefore, our ability as an organization to make and integrate significant acquisitions is unproven. Moreover, acquisitions involve numerous risks, including:

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an inability to locate a suitable acquisition candidate or technology or acquire a desirable candidate or technology on favorable terms;

•

difficulties in integrating personnel and operations from the acquired business or acquired technology with our existing technology and products and in retaining and motivating key personnel from the business;

•

disruptions in our ongoing operations and the diversion of our management’s attention from their day-to-day responsibilities associated with operating our business;

•

increases in our expenses that adversely impact our business, operating results and financial condition;

•

potential write-offs of acquired assets and increased amortization expense related to identifiable assets acquired; and

•

potentially dilutive issuances of equity securities or the incurrence of debt.

In addition, any acquisition we complete may not ultimately strengthen our competitive position or achieve our goals, or such an acquisition may be viewed negatively by our customers, stockholders or the financial markets.

We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will elect to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

The Internal Revenue Service is examining our 2009 tax return, which may require us to pay additional taxes, interest and penalties.

We received a letter dated October 12, 2010 from the Internal Revenue Service stating that our 2009 tax return has been selected for examination. As of November 22, 2010, we have not been notified that any additional taxes are due. If additional taxes were due, we may be subject to interest and penalties which would reduce our available cash for business operations.

RISKS RELATED TO OUR MANAGEMENT

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, Semyon Dukach, our Chairman and Chief Executive Officer is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Dukach or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.
Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, we may not be able to successfully implement our business plan.

We are anticipating a period of rapid growth in our headcount and operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

None of our officers and directors have any meaningful accounting or financial reporting education or experience, which increases the risk we may be unable to comply with all rules and regulations.

Our ability to meet our ongoing reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We do not have compensation or an audit committee, so shareholders will have to rely on the independent directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the independent members of our board of directors. Until we have an audit committee, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 84% of our outstanding common shares on a fully diluted basis, assuming all of the 400,000 shares we are offering are sold and assuming none of the 400,000 shares are purchased by any of our officers or directors.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

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election of our board of directors;

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removal of any of our directors;

•

amendment of our Articles of Incorporation or By-laws; and

•

adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

If we fail to hire a separate financial officer, we may become unable to implement and monitor financial controls sufficient to ensure maximum profitability and comply with applicable regulatory requirements.

Semyon Dukach is our Principal Accounting Officer and assumes both this position along with being our Chief Executive Officer and Chairman of the Board. Although we intend to hire a Chief Financial Officer in 2011, there is no assurance that we will have sufficient financial resources to do so. Our accounting controls may be ineffective unless we obtain the services of a separate Chief Financial Officer.

RISKS RELATED TO OUR SYSTEMS

Various private spam blacklists have in the past interfered with, and may in the future interfere with, the effectiveness of our products and our ability to conduct business.

We depend on email to market to and communicate with our customers, and our customers rely on email to communicate with their constituents. Various private entities attempt to regulate the use of email for commercial solicitation. These entities often advocate standards of conduct or practice that significantly exceed current legal requirements and classify certain email solicitations that comply with current legal requirements as spam. Some of these entities maintain “blacklists” of companies and individuals, and the websites, ISPs and Internet protocol addresses associated with those entities or individuals that do not adhere to those standards of conduct or practices for commercial email solicitations that the blacklisting entity believes are appropriate. If a company’s Internet protocol addresses are listed by a blacklisting entity, emails sent from those addresses may be blocked if they are sent to any Internet domain or Internet address that subscribes to the blacklisting entity’s service or purchases its blacklist.

Some of our Internet protocol addresses currently are listed with one or more blacklisting entities and, in the future, our other Internet protocol addresses may also be listed with these and other blacklisting entities. There can be no guarantee that we will not continue to be blacklisted or that we will be able to successfully remove ourselves from those lists. Blacklisting of this type could interfere with our ability to market our products and services and communicate with our customers and could undermine the effectiveness of our customers’ email marketing campaigns, all of which could have a material negative impact on our business and results of operations.

Our customers’ use of our products to transmit negative messages or website links to harmful applications could damage our reputation, and we may face liability for unauthorized, inaccurate or fraudulent information distributed via our services.

Our customers could use our email servers to transmit negative messages or website links to harmful applications, reproduce and distribute copyrighted material without permission, or report inaccurate or fraudulent data or information. Any such use of our products could damage our reputation and we could face claims for damages, copyright or trademark infringement, defamation, negligence or fraud. Moreover, our customers’ promotion of their products and services through our email marketing product may not comply with federal, state and foreign laws. We cannot predict whether our role in facilitating these activities would expose us to liability under these laws.

Even if claims asserted against us do not result in liability, we may incur substantial costs in investigating and defending such claims. If we are found liable for our customers’ activities, we could be required to pay fines or penalties, redesign business methods or otherwise expend resources to remedy any damages caused by such actions and to avoid future liability.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our ability to execute clients’ email campaigns.

We depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to our third-party data centers or systems, we may be unable to execute clients’ hosted online direct marketing campaigns until the damage is repaired, and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

System failures could reduce the attractiveness of our service offerings, which could cause us to suffer a decline in revenues and profitability.

We provide email delivery services to our clients and end-users through our proprietary technology and client management systems. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients. We have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. Any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause some clients to purchase services offered by our competitors. In addition, frequent systems failures could harm our reputation.  Some factors that could lead to interruptions in customer service include:  operator negligence; improper operation by, or supervision of, employees; physical and electronic break-ins; misappropriation; computer viruses and similar events; power loss; computer systems failures; and Internet and telecommunications failures. We do not carry sufficient business interruption insurance to fully compensate us for losses that may occur.

A rapid expansion of our network and systems could cause our network or systems to fail or cause our network to lose data.

In the future, we may need to expand our network and systems at a more rapid pace than we have in the past. We may suddenly require additional bandwidth for which we have not adequately planned. We may secure an extremely large customer, group of customers, or experience demands for growth by an existing customer or set of customers that would require significant system resources. Our network or systems may not be capable of meeting the demand for increased capacity, or we may incur additional unanticipated expenses to accommodate such capacity constraints. In addition, we may lose valuable data or our network may temporarily shut down if we fail to expand our network to meet future requirements. Any disruption in our network processing or loss of data may damage our reputation and result in the loss of customers.

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our products and result in a loss of customers.

The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new customers and retain existing customers. Our production system hardware and the disaster recovery operations for our production system hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. In the event that our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

We rely on third-party computer hardware and software that may be difficult to replace or that could cause errors or failures of our service, which could cause us to suffer a decline in revenues and profitability.

We rely on computer hardware purchased and software licensed from third parties in order to offer our products, including hardware from such large vendors as International Business Machines Corporation, Dell Computer Corporation, Sun Microsystems, Inc. and EMC Corporation. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we lose the right to use any of this hardware or software or such hardware or software malfunctions, our customers could experience delays or be unable to access our services until we can obtain and integrate equivalent technology or repair the cause of the malfunctioning hardware or software. Any delays or failures associated with our services could upset our customers and harm our business.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and services could be adversely affected.

 We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Although we try to protect this information in part by executing confidentiality agreements with our employees, consultants and third parties, such agreements may offer only limited protection and may be breached. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products, which could cause us to suffer a decline in revenues and profitability.

We incorporate open source software into our products. Although we monitor our use of open source software closely, the terms of many open source licenses to which we are subject have not been interpreted by United States or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue sales of our products, or to release our software code under the terms of an open source license, any of which could materially adversely affect our business.

Given the nature of open source software, there is also a risk that third parties may assert copyright and other intellectual property infringement claims against us based on our use of certain open source software programs. The risks associated with intellectual property infringement claims are discussed immediately below.

Because we have not filed for patent protection of our technologies, we face the risk of our technologies not being adequately protected.

We have not applied for patent protection of our licensed technologies or processes with the US Patent and Trademark Office; if we fail to do so, we may be unable to adequately protect our intellectual property, especially if the designs and materials used in our products are replicated by our competitors. Further, even if we file for patent protection, there is no assurance that it will be approved by the US Patent and Trademark Office.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

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divert management’s attention;

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result in costly and time-consuming litigation;

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require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

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in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

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require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.

Our system stores our customers’ proprietary email distribution lists, credit card information and other critical data. Any accidental or willful security breaches or other unauthorized access could expose us to liability for the loss of such information, adverse regulatory action by federal and state governments, time-consuming and expensive litigation and other possible liabilities as well as negative publicity, which could severely damage our reputation. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states, including Massachusetts, have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers and fail to acquire new customers.

If we fail to maintain our compliance with the data protection policy documentation standards adopted by the major credit card issuers, we could lose our ability to offer our customers a credit card payment option. Any loss of our ability to offer our customers a credit card payment option would make our products less attractive to many small organizations by negatively impacting our customer experience and significantly increasing our administrative costs related to customer payment processing.

Our existing general liability insurance may not cover any, or only a portion of any potential claims to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would increase our operating losses and reduce our net worth and working capital.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

 We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

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Fund our operations;

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Respond to competitive pressures;

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Take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

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develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

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our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

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general economic conditions;

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changes in our pricing policies;

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our ability to expand our business;

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the effectiveness of our personnel;

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new product and service introductions;

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technical difficulties or interruptions in our services;

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the timing of additional investments in our hardware and software systems;

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regulatory compliance costs;

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costs associated with future acquisitions of technologies and businesses; and

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extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses. We also may enter into relationships with other businesses in order to expand our service offerings, which could involve preferred or exclusive licenses, additional channels of distribution or discount pricing or investments in other companies.

Our completed acquisitions and any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all. In connection with one or more of those transactions, we may:

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issue additional equity securities that would dilute our stockholders;

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use cash that we may need in the future to operate our business;

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incur debt on terms unfavorable to us or that we are unable to repay;

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incur large charges or substantial liabilities;

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encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

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become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

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encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our securities are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

Should we be successful in having our common shares quoted on the Over the Counter Bulletin Board common stockholders will be subject to the “Penny Stock” Rules of the SEC and the trading market in our common shares would be very limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.  These rules may affect your ability to resell your shares.

Our shares are not currently traded on any stock exchange or quoted on any stock quotation system. We intend to file an application for quotation on the OTC Bulletin Board upon completing this Offering.  There can be no assurance we will be successful in our application, however, should we receive approval for quotation on the OTC Bulletin Board the SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our common shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

13,440,000 of our shares of common stock are restricted securities under Rule 144 of the Securities Act of 1933, as amended, the “Securities Act,” or “Securities Act of 1933.”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

RISKS RELATED TO OUR INDUSTRY

The growth of the email marketing market depends on the continued growth and effectiveness of anti-spam products., which may be insufficient to enable us to offer our services at a profit.

Adoption of email as a communications medium depends on the ability to prevent junk mail, or “spam,” from overwhelming a subscriber’s electronic mailbox.  In recent years, many companies have evolved to address this issue and filter unwanted messages before they reach customers’ mailboxes.  In response, spammers have become more sophisticated and have also begun using junk messages as a means for fraud.  Email protection companies in turn have evolved to address this new threat.  However, if their products fail to be effective against spam, adoption of email as a communications tool will decline, which would adversely affect the market for our services.

Current economic conditions may negatively affect the business sector, which may cause our customers to terminate existing accounts with us or cause potential customers to fail to purchase our products, resulting in a decrease in our revenue and impairing our ability to operate profitably.

Our email services are designed specifically for small and medium size organizations, including small and medium size businesses, associations and non-profits that frequently have limited budgets and may be more likely to be significantly affected by economic downturns than their larger, more established counterparts. Small organizations may choose to spend the limited funds that they have on items other than our products and may experience higher failure rates. Moreover, if small organizations experience economic hardship, they may be unwilling or unable to expend resources on marketing, including email marketing, which would negatively affect the overall demand for our products, increase customer attrition and could cause our revenue to decline. In addition, we have limited experience operating our business during an economic downturn. Accordingly, we do not know if our current business model will continue to operate effectively during the current economic downturn. Furthermore, we are unable to predict the likely duration and severity of the current adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

U.S. federal legislation entitled Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 imposes certain obligations on the senders of commercial emails, which could minimize the effectiveness of our email marketing product, and establishes financial penalties for non-compliance, which could increase the costs of our business.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult or other harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act. The ability of our customers’ constituents to opt out of receiving commercial emails may minimize the effectiveness of our email marketing product. Moreover, non-compliance with the CAN-SPAM Act carries significant financial penalties. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our customers or if we were deemed to be directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our business. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or increase our operating costs.

Evolving regulations concerning data privacy may restrict our customers’ ability to solicit, collect, process and use data necessary to conduct email campaigns or to analyze the results or may increase their costs, which could harm our business.

Federal, state and foreign governments have enacted, and may in the future enact, laws and regulations concerning the solicitation, collection, processing or use of consumers’ personal information. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personal information for certain purposes. Other proposed legislation could, if enacted, prohibit the use of certain technologies that track individuals’ activities on web pages or that record when individuals click through to an Internet address contained in an email message. Such laws and regulations could restrict our customers’ ability to collect and use email addresses, page viewing data, and personal information, which may reduce demand for our products. They may also negatively impact our ability to effectively market our products.

As Internet commerce develops, federal, state and foreign governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

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the timing of the development of future products;

•

projections of costs, revenue, earnings, capital structure and other financial items;

•

statements of our plans and objectives;

•

statements regarding the capabilities of our business operations;

•

statements of expected future economic performance;

•

statements regarding competition in our market; and

•

assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

We are conducting this offering on a best-effort basis. There is no minimum amount of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering. If we sell all of the shares offered, we will receive $100,000 in gross proceeds, but there can be no assurance that all or any of the shares will be sold.

The proceeds are expected to be disbursed, in the priority set forth in the table below, during the first twelve months after the successful completion of the offering, assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us:

	25%	50%	75%	100%
Total Proceeds	$25,000	$50,000	$75,000	$100,000

Use of Net Proceeds
Product Development (1)	$25,000	$50,000	$75,000	$100,000

Total Use of Net Proceeds	$25,000	$50,000	$75,000	$100,000

(1)

Product development expenses consist primarily of office expenses, communication expenses, compensation for personnel and fees for outside professional contractors.

We believe our anticipated funds from operations and the cash we currently have, will provide us with sufficient funds to meet our cash requirements for our business operations for at least twelve months following the date of this registration statement. Any funds we raise from this offering will be used for additional product development that is not integral to the success of our business. Our business will not suffer if we are unable to raise any funds from this offering.

Our officers and directors will have broad discretion in allocating a substantial portion of the proceeds of this offering.  We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

There have been no services performed, and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business.  Our estimates may prove to be inaccurate. We based this estimate on various assumptions, including our anticipated sales and marketing expenditures, gross margins, general operating expenses and revenues.  If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories.  We may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur.

If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations.

If we needed to raise additional capital in the future, there is no assurance that we would be successful in raising any debt or equity capital when it is needed or on suitable terms. The cost of debt financing could be high, which may prevent us from earning a profit and the cost of equity financing could be substantially dilutive to our shareholders. If we are unable to raise the capital we need in the time required or on suitable terms, our business would fail and investors could lose their entire investment.

DETERMINATION OF OFFERING PRICE

There is no established public market for the securities being registered.  As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the initial public offering price of the shares we considered several factors including the following:

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the risks we face as a business;

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prevailing market conditions, including the history and prospects for the industry in which we compete;

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our future prospects; and

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our capital structure.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the high offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 13,440,000 common shares issued and outstanding and, a net tangible book value of $194,567, or $0.014 per share of common stock as of September 30, 2010.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering. After giving effect to the sale of 400,000 shares at an offering price of $0.25 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.014 to $0.021 per share. This represents an immediate increase in the net tangible book value of approximately $0.007 per share to current shareholders, and immediate dilution of about $0.229 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.250
Net tangible book value per share prior to offering	$0.014
Increase per share attributable to new investors	$0.007
Net tangible book value per share after offering	$0.021
Dilution per share to new investors	$0.212
Percentage dilution	91.5%

The following assumes the sale of 75% of the shares of common stock in this offering. After giving effect to the sale of 300,000 shares at an offering price of $0.25 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.014 to $0.020 per share. This represents an immediate increase in the net tangible book value of $0.006 per share to current shareholders, and immediate dilution of $0.23 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.250
Net tangible book value per share prior to offering	$0.014
Increase per share attributable to new investors	$0.006
Net tangible book value per share after offering	$0.200
Dilution per share to new investors	$0.230
Percentage dilution	92.1%

The following assumes the sale of 50% of the shares of common stock in this offering. After giving effect to the sale of 200,000 shares at an offering price of $0.25 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.014 to $0.018 per share. This represents an immediate increase in the net tangible book value of $0.004 per share to current shareholders, and immediate dilution of $0.232 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.250
Net tangible book value per share prior to offering	$0.014
Increase per share attributable to new investors	$0.004
Net tangible book value per share after offering	$0.018
Dilution per share to new investors	$0.232
Percentage dilution	92.8%

The following assumes the sale of 25% of the shares of common stock in this offering. After giving effect to the sale of 100,000 shares at an offering price of $0.25 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.014 to $0.016 per share. This represents an immediate increase in the net tangible book value of $0.002 per share to current shareholders, and immediate dilution of $0.234 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.250
Net tangible book value per share prior to offering	$0.014
Increase per share attributable to new investors	$0.002
Net tangible book value per share after offering	$0.016
Dilution per share to new investors	$0.234
Percentage dilution	93.5%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Offering

We are offering on a best-efforts basis up to 400,000 shares of our common stock at a price of $0.25 per share. There is no minimum amount of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering. If we sell all of the shares offered, we will receive $100,000 in proceeds, but there can be no assurance that all or any of the shares will be sold.

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 400,000 shares is completed, or (ii) 90 days from the effective date of this document.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-

dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA’s corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Plan of Distribution

The shares will be sold directly through the efforts of Semyon Dukach, our Chairman and CEO. Mr. Dukach will receive no commissions or other compensation for his efforts in selling the shares. We have no other sales agents for this offering.

Shares will be sold to friends, family and acquaintances. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. In offering the securities on our behalf, Mr. Dukach will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements.

Although Semyon Dukach is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

1.

He is not subject to a statutory  disqualification  as that  term is defined  in Section  3(a)(39)  of the  Exchange  Act at the time of his participation in the sale of our securities,

2.

He will not be compensated  for his participation in the sale of our securities by the payment of commission  or other remuneration based either directly or indirectly on transactions in securities;

3.

He is not an associated  person of a broker or  dealer at the time of his participation in the sale of our securities; and

4.

He meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Dukach is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Subscriptions

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will not be an escrow account so the proceeds from the sale will be placed directly into our corporate account and all funds received can be immediately used by us.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to SMTP, Inc. Subscriptions, once executed are irrevocable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value of $0.001 per share. As of December 1, 2010, there were 13,440,000 shares of common stock held by one holder of record.

Dividends:

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders
of common stock:

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our articles of incorporation do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:

Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Preferred Stock

Our Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. The holders of our preferred stock may be entitled to preferences over common shareholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of

December 1, 2010, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

Options

Our board of directors has authorized the 2010 Stock Incentive Plan which provides us with the ability to issue options on up to 1,360,000 common shares. As of December 1, 2010, there were 960,000 options held by one holder.

Warrants

Our board of directors has authorized the issuance of a warrant to purchase 800,000 common shares at $0.625 per share, contingent on several factors further described under “Material Agreements.”

Anti-takeover provisions

There are no anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Registration Rights

If we propose to register any of our shares of common stock under the Securities Act following this offering, whether for our own account or otherwise, the holder of 800,000 warrants are entitled to notice of such registration and are entitled to include their shares therein, subject to certain conditions and limitations, including, without limitation, pro rata reductions in the number of shares to be sold in an offering. Such holder also may require us to effect the registration of their shares of common stock for sale to the public, subject to certain conditions and limitations. We would be responsible for certain expenses of any such registration. See “Material Agreements.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

No Public Market for Common Stock

This is our initial public offering and no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering , we anticipate applying for trading of our securities on the over the counter bulletin board, maintained by the Financial Industry Regulatory Authority (FINRA), upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the bulletin board, including:

*

we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

*

we must remain current in our filings;

*

we must find a member of FINRA to file a form 211 on our behalf.

The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We have had no discussions with any market makers and there is no assurance that our shares will ever be approved by FINRA to be quoted on the Bulletin Board.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. This imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. However, the application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Blue Sky

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having out shares available for trading on a stock exchange, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have not engaged the services of a transfer agent at this time. We plan to retain the services of an independent stock transfer agent upon closing of this offering.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, there were 13,440,000 shares of common stock outstanding and no preferred stock outstanding.

Each stockholder's address is in care of our company at 950 Fulkerson Street, Cambridge, Massachusetts 02141

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percentage Before Offering	Percentage After Offering (3)
Common Stock	Semyon Dukach, Chief Executive Officer and Director	13,440,000 shares	100%	97.1%

	All officers and directors as a group (1)	13,440,000 shares	100%	97.1%

(1)

Assumes that our officers and directors do not acquire shares in our offering.

(2)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 16, 2010.

(3)

Assumes the sale of the maximum amount of this offering (400,000 shares of common stock) by us. The aggregate amount of shares to be issued and outstanding after the offering is 13,840,000.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

FUTURE SALES BY STOCKHOLDERS

The 400,000 shares of common stock offered for sale in this prospectus will be freely tradable without restrictions upon effectiveness of this registration statement.

A total of 13,440,000 shares have been issued to our Chief Executive Officer Semyon Dukach and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least six months, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale.

Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for six months, may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Sales may only be made under Rule 144 where there is available adequate current public information with respect to the issuer of the securities in accordance with Rule 144(c)(1). Rule 144(c)(1) deems such information to be available if either the issuer has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or has been subject to the reporting requirements of Section 13 of that Act for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports).

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the OTC Bulletin Board, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors' ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

Registration Rights

We have granted registration rights for the shares underlying a warrant for 800,000 shares.  Under the terms of the registration rights agreement, if we propose to register any of our shares of common stock under the Securities Act following this offering, whether for our own account or otherwise, the holders of our warrants are entitled to notice of such registration and are entitled to include their shares therein, subject to certain conditions and limitations, including, without limitation, pro rata reductions in the number of shares to be sold in an offering. Such holder also may require us to effect the registration of their shares of common stock for sale to the public, subject to certain conditions and limitations. We would be responsible for up to $30,000 in expenses of any such registration.

DESCRIPTION OF OUR BUSINESS

Corporate History

We were incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed our name on April 1, 2010 to SMTP.com, Inc. On November 23, 2010, we incorporated a new entity under the name SMTP, Inc. in the State of Delaware and entered into a Merger Agreement with SMTP.com, Inc. The sole purpose of the merger was to change the jurisdiction of our company from Massachusetts to Delaware and to increase the number of authorized shares outstanding.

Business Summary

We provide Internet-based services to facilitate email deliverability, including bulk and transactional sending, reputation management, compliance auditing, abuse processing and diagnostics. Our services provide customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves. We believe our growth since inception has been driven by the compelling value proposition for our services. As of October 31, 2010, we had approximately 10,000 customers.

Our address is 95 Fulkerson Street, Cambridge, Massachusetts 02141and our telephone number is 617-500-8635.

Principal services

We provide services to enable small, medium and large businesses to outsource the sending of outbound emails. Legitimate senders of email use our services to help maintain their online email reputation so that their email is not blocked and is delivered to the intended recipients.

The services are differentiated by level of computer, software and customer support resources we provide, which is largely based on the volume of emails sent by our customers:

1.

Business solution services are for small business users that send low volumes on an infrequent basis.

2.

Corporate solutions are for large businesses requiring dedicated computer and software systems with advanced features, proactive reputation management and phone support.

3.

Enterprise class solutions are for high volume users requiring more powerful computer and software systems, high speed Internet connectivity, advanced email management features, 24/7 event monitoring and the highest levels of customer support.

We have approximately 10,000 customers and are not dependent on any single customer.

Sales and Marketing

We sell directly to prospective customers through online advertisements and through marketing agreements with vendors of email marketing software who promote our services to their clients.

Competition

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

Barriers to entry in email delivery serves are very low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute solutions.  The result could be decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies.  If any of these happens, it could cause us to suffer a decline in revenues and profitability.

 Our principal competitors include providers of email management services for small to medium size businesses such as AuthSmtp.com, SMTP2Go.com, JangoMail.com, SocketLabs.com, StrongMail.com, ExactTarget.com, CheetahMail.com, ConstantContact.com, iContact.com, MailChimp.com and Bronto.com, as well as the in-house information technology capabilities of prospective customers.

Competition could result in reduced sales, reduced margins or the failure of our email marketing product to achieve or maintain more widespread market acceptance, any of which could harm our business. While we do not compete currently with vendors serving larger customers, we may face future competition from these providers if they determine that our target market presents an opportunity for them. Finally, in the future, we may experience competition from Internet Service Providers, or ISPs, advertising and direct marketing agencies and other large established businesses, such as Microsoft Corporation, Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If these companies decide to develop, market or resell competitive email marketing products, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. In addition, one or more of these ISPs or other businesses could decide to offer a competitive email marketing product at no cost or low cost in order to generate revenue as part of a larger product offering.

 Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. In addition, these companies may have longer operating histories and greater name recognition than we have and may be able to bundle an email marketing product with other products that have gained widespread market acceptance. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for our products could substantially decline.

We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to market conditions.  Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

Our ability to compete will also depend on the strength of our brand, our ability to attract and retain key talent and other personnel, the efficiency of development and marketing. All these activities require significant financial resources.  We may not be able to sustain competition.  Our inability to compete effectively would have an adverse impact on our business.

Intellectual Property

Our core technology is built upon Postfix software that is open source and can be used by anyone without cost. We customized various aspects of the software to optimize the speed at which email is delivered. Generally, we spend less than 10% of our sales on research and development activities.

We do not own any patents, trademarks, licenses, franchises or concessions aside from the SMTP.com domain name and trademark.

Technology

We currently rent Internet servers from Bocacom, Hostgator, thePlanet, Iweb, Rackspace and Softlayer. Each of these companies have servers in multiple cities in the United States and in Canada. Our disaster recovery strategy is to use back up virtual servers.

Regulation of our business

We must comply with U.S. federal legislation entitled Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which imposes certain obligations on the senders of commercial emails and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content.

The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult or other harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

The ability of our customers’ constituents to opt out of receiving commercial emails may minimize the effectiveness of our email marketing product. Moreover, non-compliance with the CAN-SPAM Act carries significant financial penalties. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our customers or if we were deemed to be directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our business. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or increase our operating costs.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

Internal Revenue Service Examination

We received a letter dated October 12, 2010 from the Internal Revenue Service stating that our 2009 tax return has been selected for examination. As of November 22, 2010, we have not been notified that any additional taxes are due. If additional taxes were due, we may be subject to interest and penalties which would reduce our available cash for business operations.

Employees

We have four full-time employees:

-

Our Chief Executive Officer

-

Our President and Chief Operating Officer

-

Our Chief Technology Officer

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Our Assistant to the Chief Executive Officer

We also have two contractors in the United States and eighteen contractors in Ukraine.

Our Ukraine team consists of:

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Nine technical support

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Four systems engineers

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Four research and development engineers

-

One accounts receivables

We believe  that our future  success will depend in part on our  continued  ability  to  attract,  hire  or  acquire  and  retain qualified independent contractors. There can be no assurance that we will be able to attract and retain such individuals or companies. If we are unsuccessful in managing the timely delivery of these services our business could be adversely affected.

Properties

We have our corporate headquarters in Cambridge, Massachusetts and a technology office in Odessa, Ukraine and Kiev, Ukraine. We rent our corporate headquarters for $300 per month, on a month to month basis. We rent our office space in Odessa from our Chief Executive Officer for $1,700 per month. We rent our Kiev, Ukraine office for $1,700 per month for three month terms. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Material agreements

Employment Agreement with Richard Harrison

We entered into a July 1, 2010 Employment Agreement between us and our President and Chief Operating Officer, Richard Harrison. In return for his services, the agreement provides that he will receive a base salary of $175,000 plus an annual bonus based upon achieving certain sales milestones. He is entitled to earn a bonus of $75,000 in his first and $125,000 in his second year of employment with us. In addition, Mr. Harrison was granted options to purchase 960,000 shares at $0.25.

Employment Agreement with Semyon Dukach

Mr. Dukach is our Chief Executive Officer. He is paid $100,000 per year and is entitled to health and dental benefits subject to a verbal agreement.

Employment Agreement with Heath Morrison

Mr. Morrison is our Vice President of Engineering. He is paid $100,000 per year and is entitled to health and dental benefits subject to a verbal agreement.

Management Fees to Semyon Dukach

During the nine months ended September 30, 2010 and 2009, we paid management fees of $0 and $297,490, respectively, to Semyon Dukach, our Chief Executive Officer, for services rendered to us.  The company does not intend to pay management fees to its shareholder in future periods as the shareholder now receives a salary in lieu of a management fee.

Amounts Borrowed from Semyon Dukach

During 2008, we borrowed $150,000 from Semyon Dukach, our Chief Executive Officer, payable on demand and interest was $1,000, which was recorded as interest expense during the year ended December 31, 2008.   Of the amount borrowed, $100,000 was repaid during 2008 and the remaining amount was repaid in February 2009.

In July 2009, we provided an interest free loan of $40,000 to Semyon Dukach.  The amount was repaid by Mr. Dukach shareholder in December 2009

Consulting Agreement with Public Financial Services, LLC

We entered into a July 15, 2010 agreement with Public Financial Services, LLC, a Florida limited liability company, to provide us with business consulting services for a period of twelve months, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c) assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of our securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

We have paid Public Financial Services, LLC a cash consulting fee of $20,000. We are obligated to issue 800,000 warrants to purchase common shares at $0.625 per share and pay additional cash consulting fees of $20,000 upon achievement of certain milestones.

The agreement with Public Financial Services, LLC grants registration rights for the shares of stock underlying the warrant we intend to issue them. Under the terms of the registration rights agreement, if we propose to register any of our shares of common stock under the Securities Act following this offering, whether for our own account or otherwise, the holders of our warrants are entitled to notice of such registration and are entitled to include their shares therein, subject to certain conditions and limitations, including, without limitation, pro rata reductions in the number of shares to be sold in an offering. Such holder also may require us to effect the registration of their shares of common stock for sale to the public, subject to certain conditions and limitations. We would be responsible for up to $30,000 in expenses of any such registration.

Lease Agreement with Semyon Dukach

We rent office space in Odessa, Ukraine on a month to month basis from Semyon Dukach, our Chief Executive Officer and Director, for $1,700 per month.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and position of our officers and directors is set forth below:

Name	Age	Title	Held Position Since

Semyon Dukach	42	Chairman of the Board, Chief Executive Officer, Principal Accounting Officer, Secretary	November, 2002
Richard Harrison	53	President and Chief Operating Officer	July, 2010
Heath Morrison	32	Vice President of Engineering	January, 2009
Vadim Yasinovsky	41	Director	September, 2010
Matt Mankins	35	Director	September, 2010
Brad Harkavy	46	Director	September, 2010
Rens Troost	42	Director	September, 2010

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Semyon Dukach has been Chairman of the board of directors and Chief Executive Officer since October 2002. Mr. Dukach was our President and Chief Operating Officer until July 2010. Mr. Dukach also is a board member of Global Cycle Solutions, Inc. and Terrafugia, Inc. Previously, Mr. Dukach founded GottaFlirt, Inc., Vert, Inc. and Fast Engines, Inc. He was a Senior Vice President at Adero, Inc. after it acquired Fast Engines, Inc. from him in 2000 and he was also a Senior Vice President at North American Media Engines from 1995 to 1997.

Mr. Dukach received his undergraduate degree from Columbia University in Computer Science and his Masters degree from MIT, where he authored the Simple Network Payment Protocol, which was one of the earliest ways to transfer money on the Internet. While at MIT, Mr. Dukach published early research on electronic commerce in 1992 and on virtual worlds in 1989. While attending MIT, Mr. Dukach was a member of the MIT Blackjack Team which successfully used card counting techniques to beat casinos at blackjack.

Mr. Dukachs’ qualifications to serve on our board of directors include his knowledge of our company and the email services industry and his years of leadership at our company.

Richard Harrison has been President and Chief Operating Officer since July 2010. Previously, Mr. Harrison was a Principal at Xactlyit, LLC, a consulting firm and was Vice President of Marketing at Computer Associates and held various executive level positions at Adlex, Verbind, Netcom, Motorola and Wang Labs. Mr. Harrison received his Bachelor of Science and Masters of Business Administration from the University of Rhode Island.

Heath Morrison has been Vice President of Engineering since January 2009. Previously, Mr. Morrison was a freelance programmer, a Game Programmer for Fountainhead Entertainment and a Programming Lead for EMUmail, our predecessor company, a Programmer for USite.net and a Web Programmer for Gleim Publications. Mr. Morrison received his Bachelor of Science in Physics degree from the University of Central Florida.

Vadim Yasinovsky has been a director since July 2010. Mr. Yasinovsky is CEO of PDFFiller.com. Previously, he was Chief Technology Officer at FurnitureFan.com, an owner at ClearWeb.com and President and CEO of Clear Software, Inc. which was sold to SPSS, Inc. Mr. Yasinovskys’ qualifications to serve on our board of directors include his knowledge of software design and development, strategic technology evaluation and technology innovation.

Matt Mankins has been a director since July 2010. Mr. Mankins is Chief Technology Officer of The Faster Times. Previously, he was the original founder of our company, co-inventor of WebMail, a co-founder of Vert, Inc. and researcher at MIT Media Lab.  Mr. Mankins’ qualifications to serve on our board of directors include his knowledge of our company, industry and email technologies.

Brad Harkavy has been a director since July 2010. Mr. Harkavy is President of Harkador Partners where he offers part-time CEO services and develops business models and business strategies for his start-up clients. Previously, he was the former CEO of AkiTherm, Inc. where he wrote the business plan and negotiated university licensing rights for patented MEMS-based explosive detection technology.  Mr. Harkavy was also the CEO of Vert, Inc., the Emerging Company Business Manager at Teradyne, Inc. and a Product Marketing Manager at GSI Lumonics, Inc.  Mr. Harkavy has a  VSEE from Carnegie Mellon University. Mr. Harkavys’ qualifications to serve on our board of directors include his knowledge of business development, technology licensing, software development and product marketing.

Rens Troost has been a director since July 2010. Mr. Troost is a partner and Chief Technology Officer at Virtual Clarity. Previously, he was the Executive Director, Head of Platform Design and Core Technology Architecture at UBS, AG, managing partner at Surgam Technology Partners, Chief Technology Officer at NAME, Inc., Manager of Systems and Network Engineering at Moor Capital Management and Senior Systems Administrator at Lehman Brothers. Mr. Troost is a contributor to the development of the original standards for email attachments (MIME standard RFC). Mr. Troost has a degree from Columbia University.  Mr. Troosts’ qualifications to serve on our board of directors include his knowledge of email service technology, technology design and architecture and systems administration.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Our board of directors currently consists of 5 directors. Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We believe that four of our board members are independent directors in that they are independent of management and free of any relationship that would interfere with their independent judgment as board members. Since Semyon Dukach currently owns 100% of our common shares, we believe he does not meet the independence standards.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Code of Ethics

In connection with the consummation of this offering, we plan to adopt a written code of business conduct and ethics, to be known as our code of conduct, which will apply to our chief executive officer, our chief financial officer, our chief accounting officer and all persons providing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote

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honest and ethical conduct,

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full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

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compliance with applicable laws, rules and regulations,

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the prompt reporting violation of the code, and

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accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors have been subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)

Engaging in any type of business practice; or

iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)

Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CONFLICTS OF INTEREST

Our directors and officers are and may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter.  We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

RELATED PARTY TRANSACTIONS

The following sets forth certain transactions involving us and our directors, executive officers and affiliates.

Other than the arrangements described under “Executive Compensation,” and “Material Agreements” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Following the consummation of this offering, we expect that our independent board members will be responsible for review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5.0% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

EXECUTIVE COMPENSATION

Introduction

The information below provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and the other executive officers who were the highest paid during the fiscal year ended December 31, 2009  plus our President who was not an executive officer at the end of our latest fiscal year (collectively, the “named executive officers”), as presented in the tables which follow this introduction.

Objective of Compensation Policy

The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:

•

attract, motivate and retain outstanding individual named executive officers;

•

reward named executive officers for attaining desired levels of profit and shareholder value; and

•

align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Overall, our compensation program is designed to reward individual and Company performance. As discussed further below a significant portion of named executive officer compensation is comprised of a combination of annual cash bonuses, which reward annual company and executive performance, and equity compensation, which rewards long-term company and executive performance. We believe that by weighting total compensation in favor of the bonus and long-term incentive components of our total compensation program, we appropriately reward individual achievement while at the same time providing incentives to promote company performance. We also believe that salary levels should be reflective of individual performance and therefore factor this into the adjustment of base salary levels each year.

Employment Agreements

Semyon Dukach

Mr. Dukach is our Chief Executive Officer. He is paid $100,000 per year and is entitled to health and dental benefits.

Richard Harrison

Mr. Harrison was hired as President and Chief Operating Officer effective July 1, 2010 at a base salary of $175,000 plus an annual bonus based upon meeting certain sales milestones. He is entitled to earn a bonus of $75,000 in his first and $125,000 in his second year of employment with us. In addition, Mr. Harrison was granted options to purchase 960,000 shares at $0.25. The options vest over a period of four years but can be vested earlier upon certain events.

Heath Morrison

Mr. Morrison is our Vice President of Engineering. He is paid $100,000 per year and is entitled to health and dental benefits.

Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Semyon Dukach Chief Executive Officer	$ 100,000	-0-	-0-	-0-	-0-	$ 100,000	$ 100,000
Richard Harrison President and Chief Operating Officer	$ 175,000	-0-	-0-	-0-	-0-	$ 75,000	$ 250,000
Heath Morrison Vice President of Technology	$ 100,000					$ 100,000	$ 100,000

Mr. Harrison received no compensation during 2009.

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We did not grant any stock options to anyone during the most recent fiscal period ended December 31, 2009. In November, 2010, we granted a total of 960,000 options to one of our officers.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

David M. Bovi, P.A., an independent legal counsel, our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by McConnell & Jones, LLP to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary statement

The following discussion and analysis should be read in conjunction with the financial statements included with this Form S-1. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward Looking Statements” and “Risk Factors”.

Background overview

We provide Internet-based services to facilitate email deliverability, including bulk and transactional sending, reputation management, compliance auditing, abuse processing and diagnostics. Our services provide customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves. We believe our growth since inception has been driven by the compelling value proposition for our services. As of September 31, 2010, we had approximately 10,000 customers.

Results of Operations

Years Ended December 31, 2009 and 2008

Net Revenues
Year Ended December 31,	Net Revenues	Change from Prior Year	Percent Change from Prior Year

2009	$ 1,549,190	$ 744,528	92.5%
2008	$ 804,662

Revenues have increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008, due to increased sales of our subscription based email service products to consumers.  Revenue growth is attributable primarily to an increase in our number of subscribers of these products.  Most of this growth is attributable to organic growth in our customer base and the results of partnerships with resellers of our products.

Cost of Services
Year Ended December 31,	Cost of Services	Change from Prior Year	Percent Change from Prior Year

2009	$ 418,500	$ 241,578	136.5%
2008	$ 176,922

Cost of services increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008 primarily due to increased revenues.  As a percentage of revenues, cost of services were 27% and 21% of net revenues for the years ended December 31, 2009 and 2008.  This increase in cost of services as a percentage of revenues is attributable to an increasing number of customers sourced through resellers to whom we pay fees as part of our cost of services.

Sales and Marketing
Year Ended December 31,	Sales and Marketing	Change from Prior Year	Percent Change from Prior Year

2009	$ 143,897	$ 16,897	13.3%
2008	$ 127,000

Sales and marketing expenses increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008 primarily attributable to a general growth in our business. There was no single marketing campaign or effort that caused a significant fluctuation in our sales and marketing expenses between these periods.

General and Administrative
Year Ended December 31,	General and Administrative	Change from Prior Year	Percent Change from Prior Year

2009	$ 701,758	$ 175,007	33.2%
2008	$ 526,751

General and administrative expenses increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008 based on the following:

•

An increase of approximately $224,000 of  management fees paid to our sole shareholder, reflecting improvements in the business and its cash flows;

•

A increase of approximately $133,000 of payroll expense related to the hiring of operational personnel in connection with the growth in business; and

•

An increase in other general and administrative expenses of $26,000; partially offset by

•

A decrease in rent and facilities expenses of $208,000 reflecting the disposal of certain facilities in 2008 that were owned by the sole shareholder and leased to the Company

Research and Development
Year Ended December 31,	Research and Development	Change from Prior Year	Percent Change from Prior Year

2009	$ 176,189	$ 93,531	113.2%
2008	$ 82,658

Research and development expenses increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008 as we hired additional in-house personnel devoted to research and development.  Our research and development efforts are focused around expanding our service offerings and improving the functionality of our products.

Other Income and Expense
Year Ended December 31,	Other Income and Expense	Change from Prior Year	Percent Change from Prior Year

2009	$ 66	$ 66,764	100.1%
2008	$ (66,698)

Other income and expense during the year ended December 31, 2009 consisted of minor interest income on cash balances.  During the year ended December 31, 2008, other income and expense included a $65,727 loss on the write off of capitalized improvements related to a facility that was sold during the year.

Income Tax Benefit (Expense)
Year Ended December 31,	Income Tax Benefit (Expense)	Change from Prior Year	Percent Change from Prior Year

2009	$ (30,094)	$ (111,730)	(136.9)%
2008	$ 81,636

Changes in our income tax benefit (expense) related primarily to differences in pretax income during the years ended December 31, 2009 and 2008, respectively, and the effects of certain true ups to our tax returns that vary from year to year.

Net Income (Loss)
Year Ended December 31,	Net Income (Loss)	Change from Prior Year	Percent Change from Prior Year

2009	$ 78,818	$ 172,549	184.1%
2008	$ (93,731)

Net income increased for the year ended December 31, 2009 as compared to the year ended December 31, 2008 increased primarily due to revenue growth partially offset by increases in cost of services, operating expenses and income taxes related to the growth in our business, each of which is described above.

Nine Months Ended September 30, 2010 and 2009

Net Revenues
Net Revenues	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 668,701	$ 320,508	$ 348,193	108.6%
Nine months ended September 30,	$ 1,851,280	$ 980,053	$ 871,227	88.9%

Revenues for the three and nine months ended September 30, 2010 increased as compared to the three and nine months ended September 30, 2009, respectively due to increased sales of our subscription based email service products to consumers.  Revenue growth is attributable primarily to an increase in our number of subscribers of these products.  Most of this growth is attributable to organic growth in our customer base and the results of partnerships with resellers of our products.

Cost of Services
Cost of Services	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 130,907	$ 107,749	$ 23,158	21.5%
Nine months ended September 30,	$ 443,946	$ 250,473	$ 193,473	77.2%

Cost of services for the three and nine months ended September 30, 2010 increased as compared to the three and nine months ended September 30, 2009, respectively due to primarily to increased revenues.  As a percentage of revenues, cost of services were 20% and 34% of net revenues for the three months ended September 30, 2010 and 2009, respectively, with the decrease attributable to economies of scale related to the Company’s network, servers and service providers.  As a percentage of revenues, cost of services were 24% and 26% of net revenues for the nine months ended September 30, 2010 and 2009, respectively, which are also reflective of improved efficiencies.

Sales and Marketing
Sales and Marketing	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 55,248	$ 30,127	$ 25,121	83.4%
Nine months ended September 30,	$ 202,627	$ 79,929	$ 122,698	153.5%

Cost of sales and marketing for the three and nine months ended September 30, 2010 increased as compared to the three and nine months ended September 30, 2009, respectively, primarily attributable to a general growth in our business. There was no single marketing campaign or effort that caused a significant fluctuation in our sales and marketing expenses between these periods.

General and Administrative
General and Administrative	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 204,253	$ 366,387	$ (162,134)	(44.3)%
Nine months ended September 30,	$ 557,213	$ 447,084	$ 110,129	24.6%

General and administrative expenses decreased for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009 based on the following:

•

A decrease of approximately $298,000 of  management fees paid to our CEO and sole shareholder as previously described  offset by

•

An increase of approximately $196,000 of payroll expense related to the salary of our CEO as described above and the hiring of operational personnel in connection with the growth in business; and

•

An increase of approximately $76,000 of professional and accounting fees incurred in anticipation of our filing of a registration statement with the Securities and Exchange Commission; and

•

An increase of approximately $136,000 of rent, utilities, IT services, repairs and maintenance, travel and other general and administrative costs incurred commensurate with the growth of our business;

Research and Development
Research and Development	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 50,761	$ 44,226	$ 6,535	14.8%
Nine months ended September 30,	$ 145,025	$ 129,486	$ 15,539	12.0%

We experienced modest growth in research and development expenses for the three and nine months ended September 30, 2010 and 2009.  Such growth is commensurate with the general growth in our business and is not attributable to any specific development efforts.

Income Tax Benefit (Expense)
Income Tax Benefit (Expense)	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ (114,950)	$ 82,611	$ (197,561)	(239.1)%
Nine months ended September 30,	$ (222,510)	$ (19,200)	$ (203,310)	1058.9%

Changes in our income tax benefit (expense) related primarily to differences in pretax income during such periods and the effects of certain true ups to our tax returns that vary from period to period.

Net Income
Net Income (Loss)	2010	2009	Change from Prior Year	Percent Change from Prior Year
Three months ended September 30,	$ 112,512	$ (145,304)	$ 257,816	177.4%
Nine months ended September 30,	$ 279,889	$ 53,947	$ 225,942	418.8%

Changes in net income for the three and nine months ended September 30, 2010 as compared to the three and nine months ended September 30, 2009, respectively, are primarily due to revenue growth partially offset by increases in cost of services, operating expenses and income taxes related to the growth in our business, each of which is described above.

Liquidity

Our primary source of cash inflows are net remittances from customers for subscription based services.  Such payments are typically received in advance of providing the services, yielding a deferred revenue liability on our balance sheet.

Our primary source of cash outflows include payroll, income tax payments and payments to vendors and third party service providers.  With the exception of income taxes, which occur on a periodic basis, cash outflows typically occur in close proximity of expense recognition.

Years Ended December 31, 2009 and 2008

Net cash generated by operating activities increased approximately $40,000, or 57%, to $111,419 for the year ended December 31, 2009, compared to $70,938 for the year ended December 31, 2008.  The increase of cash generated by operating activities was primarily attributable to an increase in net income of approximately $173,000.  This was partially offset by changes in working capital and other adjustments, the most significant of which was the increase in deferred revenue of approximately $171,000 in 2008, meaning that cash received exceeded revenue recognition by that amount.  We had only a modest increase in deferred revenue balances during 2009.

Net cash used in investing activities was $2,830 and $71,639 during the years ended December 31, 2009 and 2008,  respectively, consisting of investments in property and equipment.

Net cash provided by (used for) financing activities was ($50,000) and $50,000 during the years ended December 31, 2009 and 2008, respectively, consisting of net financing activities with the Company’s sole shareholder.

We had negative net working capital of $121,347 and $199,855 as of December 31, 2009 and 2008, respectively.  However, this is primarily attributable to deferred revenue balances of $324,038 and $315,589 as of December 31, 2009 and 2008, respectively, which do not reflect true cash obligations of the Company.  Our cash position increased to $122,664 at December 31, 2009 compared to $64,075 at December 31, 2008, respectively.

Nine Months Ended September 30, 2010 and 2009

Net cash generated by operating activities increased approximately $286,000, or 302%, to $380,331 for the nine months ended September 30, 2010, compared to $94,660 for the nine months ended September 30, 2009.  The increase of cash generated by operating activities was primarily attributable to an increase in net income of approximately $226,000.  This was partially offset by changes in working capital and other adjustments, the most significant of which was the increase in income taxes payable of approximately $138,000, partially offset by a decrease in deferred revenues of approximately $76,000 and in increase in other assets of approximately $69,000 attributable to the withholding of cash by our credit card processor as a reserve fund in light of our significant growth in revenues processed by this service provider.

Net cash used in investing activities was $20,026  and $0 for the nine months ended September 30, 2010 and 2009,  respectively, consisting of investments in property and equipment.

Net cash provided by (used for) financing activities was $0 and $90,000 for the nine months ended September 30, 2010 and 2009,  respectively, consisting of net financing activities with the Company’s sole shareholder.

We had net working capital of $71,670 and ($121,347) as of September 30, 2010 and December 31, 2009, respectively.  However, this is impacted by deferred revenue balances of $289,474 and $324,038 as of September 30, 2010 and December 31, 2009, respectively, which do not reflect true cash obligations of the Company.  Our cash position increased to $482,969 at September 30, 2010 compared to $122,664 at December 31, 2009, respectively.

We believe that our existing cash on hand and additional cash generated from operations will provide us with sufficient liquidity to meet our operating needs for the next 12 months.

At September 30, 2010, we had no noncanceleable lease obligations, and we had we had no other off-balance sheet arrangements, commitments or guarantees that require additional disclosure or measurement.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of the Company’s Form 8-A filed immediately thereafter, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, 8-K, and proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Until the effectiveness of such Form 8-A, the Company will only be required to comply with the limited reporting obligations required by Section 13(a) of the Exchange Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

SMTP.COM, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors

SMTP.com, Inc.

We have audited the accompanying balance sheets of SMTP.com, Inc. as of December 31, 2009 and 2008, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SMTP.com, Inc as of  December 31, 2009 and 2008 and the results of its operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McConnell & Jones, LLP

Houston, Texas

November 23, 2010

3040 Post Oak Blvd., Suite 1600
Houston, TX  77056
Phone:  713.968.1600
Fax: 713.968.1601
WWW.MCCONNELLJONES.COM

SMTP.COM, INC.
BALANCE SHEET

	December 31,
	2009	2008

Assets
Cash and cash equivalents	$ 122,664	$ 64,075
Deferred income taxes	154,919	143,768
Total current assets	277,583	207,843
Property and equipment, net of accumulated depreciation of
$5,364 and $2,591	5,196	5,139
Intangibles, net of accumulated amortization of $5,598
and $4,931	3,402	4,069
Deferred income taxes	30,329	29,409
Total assets	$ 316,510	$ 246,460

Liabilities and Shareholder's Deficit
Amounts due to shareholder	$ -	$ 50,000
Deferred revenue	324,038	315,589
Income taxes payable	42,165	14,197
Allowance for refunds and chargebacks	9,709	4,852
Accrued expenses- other	23,018	23,060
Total current liabilities	398,930	407,698

Shareholder's deficit:
Ordinary shares, no par value, 200,000 shares authorized,
100 shares issued and outstanding	54,936	54,936
Accumulated deficit	(137,356)	(216,174)
Total shareholder's deficit	(82,420)	(161,238)

Total liabilities and shareholder's deficit	$ 316,510	$ 246,460

The accompanying notes are an integral part of these financial statements.

SMTP.COM, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008
Net revenues	$ 1,549,190	$ 804,662
Cost of services	418,500	176,922
Gross profit	1,130,690	627,740
Operating expenses:
Sales and marketing	143,897	127,000
General and administrative	701,758	526,751
Research and development	176,189	82,658
Total operating expenses	1,021,844	736,409

Operating income (loss):	108,846	(108,669)
Other income (expense):
Interest expense	-	(1,000)
Interest income	66	29
Loss on disposal of property and equipment	-	(65,727)

Total other income (expense)	66	(66,698)

Income (loss) before income taxes	108,912	(175,367)
Income tax benefit (expense)	(30,094)	81,636
Net income (loss)	78,818	(93,731)

Net income (loss) per share:
Basic and diluted	$ 788	$ (937)

Weighted average common shares outstanding
Basic and diluted	100	100

The accompanying notes are an integral part of these financial statements.

SMTP.COM
STATEMENTS OF SHAREHOLDER'S DEFICIT

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2007	100	$ 54,936	$ (122,443)	$ (67,507)
Net loss	-	-	(93,731)	(93,731)
Balance, December 31, 2008	100	54,936	(216,174)	(161,238)
Net Income	-	-	78,818	78,818
Balance, December 31, 2009	100	$ 54,936	$ (137,356)	$ (82,420)

The accompanying notes are an integral part of these financial statements.

SMTP.COM, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:

Net income (loss)	$ 78,818	$ (93,731)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation and amortization	3,440	5,236
Loss on disposal of fixed assets	-	65,727
Deferred Income Taxes	(12,071)	(95,832)
Accrued expenses-other	(42)	2,546
Allowance for refunds and chargebacks	4,857	2,336
Changes in assets and liabilities:
Income taxes payable	27,968	13,741
Deferred revenue	8,449	170,915
Net cash provided by operating activities	111,419	70,938

Cash flows from investing activities:
Purchases of property and equipment	(2,830)	(71,639)
Net cash used in by investing activities	(2,830)	(71,639)

Cash flows from financing activities:
Proceeds from shareholder	-	150,000
Repayments of amount due to shareholder	(50,000)	(100,000)
Net cash provided by (used in) financing activities	(50,000)	50,000

Change in cash and cash equivalents	58,589	49,299

Cash and cash equivalents, beginning of period	64,075	14,776

Cash and cash equivalents, end of period	$ 122,664	$ 64,075

Supplemental cash flow disclosures:
Cash paid for interest	$ -	$ 1,000
Cash paid for income taxes	$ 14,196	$ -

The accompanying notes are an integral part of these financial statements.

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Note 1:  Organization

We were incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed our name on April 1, 2010 to SMTP.com, Inc.  The Company focuses on the execution of email delivery for marketing and enterprise application customers.  The Company has customers for both corporate and personal email delivery. The Company’s services are marketed directly by the Company and through reseller partners.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those esimates.

Cash and Cash Equivalents

Cash equivalents are short-term, liquid investments with remaining maturities of three months or less when acquired. Cash and cash equivalents are deposited or managed by major financial institutions and at times are in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions. Effective June 15, 2009, disclosures about fair value of financial instruments are required for interim reporting period of publicly traded companies as well as in annual financial statements.

The Company’s financial instruments consist of cash and payable. The carrying amount of cash and payable approximates fair value because of the short-term nature of these items.

Income Taxes

Provision for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns. Tax years subsequent to 2006 remain open to examination by U.S. federal and state tax jurisdictions.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

.Estimated useful lives are as follows:

Leasehold improvements	3 years or the term of the lease, whichever is shorter
Computing equipment	3 years
Intangible assets	15 years

The Company recorded $3,440 and $5,236 of depreciation and amortization for the years ended December 31, 2009 and 2008, respectively.

Revenue Recognition

The Company recognizes revenue from its services when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when: (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.

The Company’s services revenues are subscription based and are typically prepaid by clients via credit card payments.  Revenue is recognized on a straight-line basis over the contractual or subscription period. The Company makes estimates for refunds and credit card chargebacks based on historical experience.

Deferred Revenue

The Company’s customers pay for services in advance on a monthly, quarterly, annual, bi-annually and quinquennially basis. Deferred revenue consists of payments received in advance of the Company’s providing the services. Deferred revenues are amortized on a straight-line basis in connection with the contracts or subscriptions period.

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents. At December 31, 2009 and 2008, the Company had substantially all cash balances at financial institutions within federally insured limits. The Company maintains its cash balances with accredited financial institutions. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

For the years ended December 31, 2009, and 2008, there were no customers that accounted for more than 10% of total revenue.

Cost of Services

Cost of services consists primarily of the direct labor costs, credit card fees, software costs, and fees paid to resellers of the Company’s product.

Advertising Costs

The Company expenses advertising costs as incurred.

Research and Development costs

Research and development cost are charged to expenses when incurred and include salaries and related cost of personnel engaged in research and development activities.

Net Income (Loss) Per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period.  The Company had no outstanding dilutive securities for the years ended December 31, 2008 and 2009.

Recently Issued Accounting Standards

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”), which provides guidance on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. ASU 2009-13 requires an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price. ASU 2009-13 is effective for the first annual reporting period beginning on or after June 15, 2010 and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. ASU 2009-13 will be effective for the Company on October 1, 2010. We are currently evaluating the impact that the adoption of ASU 2009-13 will have on our financial condition, results of operations, and disclosures.

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

In June 2009, the FASB issued amendments to the accounting rules for variable interest entities (VIEs) and for transfers of financial assets. The new guidance for VIEs eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary. In addition, qualifying special purpose entities (QSPEs) are no longer exempt from consolidation under the amended guidance. The amendments also limit the circumstances in which a financial asset, or a portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented, and/or when the transferor has continuing involvement with the transferred financial asset. The Company will adopt these amendments for annual reporting periods beginning on January 1, 2010. The Company does not expect the adoption of these amendments to have a material impact on the consolidated financial statements.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" (the "Codification") as the single source of authoritative non-governmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP but it is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification was effective for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of the Codification during the period ended September 30, 2009 and the adoption did not have a material impact on its consolidated financial position, results of operations or cash flows.

Note 3:  Income Taxes

The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Income taxes for years ended December 31, is summarized as follows:

	Years Ended December 31,
	2009	2008

Current	$ 42,165	$ 14,196
Deferred	(12,071)	(95,832)
Income tax provision	$ 30,094	$ (81,636)

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows:

	Years Ended December 31,
	2009		2008
	Amount	Percent	Amount	Percent

Federal statutory rates	$ 31,074	34%	$ (59,625)	(34)%
State income taxes	8,682	10%	(16,660)	(10)%
Other	(13,923)	(15)%	(10,381)	(6)%
Permanent differences	4,261	5%	5,029	3%
Effective rate	$ 30,094	33%	$ (81,636)	(47)%

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The following is a summary of the components of the Company’s deferred tax assets:

	December 31,
	2009	2008
Deferred tax assets - current:
Provisions and accruals	$ 13,962	$ 6,487
Deferred revenue	140,957	137,281
Total current deferred tax assets	154,919	143,768
Deferred tax assets - long-term:
Depreciation	30,329	29,409
Total net deferred tax assets	$ 185,247	$ 173,177

As of December 31, 2009, the Company did not have tax operating loss carry forwards.  No valuation allowances have been established for deferred tax assets based on a “more likely than not” threshold. The ability to realized deferred tax assets depends on our ability to generate sufficient taxable income within the carry forward periods provided in the tax law, which management estimate they will.

We have considered the following possible sources of taxable income when assessing the realization of our deferred tax assets:

•

Future reversal of existing taxable temporary differences;

•

Taxable income or loss, based on recent results, exclusive of reversing temporary differences and carry forwards; and

•

Tax-planning strategies.

Note 4:  Commitments and Contingencies

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of December 31, 2009.

Note 5:  Related Party Transactions

Amounts due to shareholder

During 2008, the Company borrowed $150,000 from its shareholder, payable on demand and interest was $1,000.   Of the amount borrowed, $100,000 was repaid during 2008 and the remaining amount was repaid in February 2009.

In July 2009, The Company provided an interest free loan of $40,000 to its shareholder.  The amount was repaid by the shareholder in December 2009.

Leased administrative facilities

During 2008, the Company’s shareholder leased certain administrative facilities to the Company.  In lieu of rent, the Company paid for certain repairs and maintenance on the property totaling $133,664 for the year ended December 31, 2008.  The Company also made improvements to facilities owned by the sole shareholder totaling $71,639 that were capitalized as part of property and equipment and depreciated over a period of 3 years.  In April 2008, the facility was sold by the shareholder resulting in a loss on disposal of leasehold improvements of $65,727.

SMTP.COM, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Management fees

During the years ended December 31, 2008 and 2009, the Company paid management fees of $144,715 and $297,490 to the Company’s shareholder for services rendered to the Company.

Note 6: Subsequent events

On July 1, 2010, the Company entered into an employment agreement with Richard Harrison, their President and Chief Operating Office.  Under the terms of the agreement, Mr. Harrison will receive an annual base salary of $175,000 in years one and two of his service to the Company.  The employment agreement also provides that Mr. Harrison be entitled to an annual bonuses of $75,000 and $125,000 for years one and two, respectively.  The bonuses are based upon meeting a percentage of the Company’s quarterly growth goal and are to be paid quarterly and proportional to growth goal attainment for both under and overachievement.  The employment agreement provides that a review by the Chief Executive Officer and Chairman and possibly a board committee for compensation plan will occur in July 2011, which will review performance and set overall compensation plan structure for the third and future years of service.  The employment agreement, which was amended in November 2010 to clarify certain provisions, further provides that Mr. Harrison receive 960,000 options with a four-year vesting period beginning on August 1, 2010 at an exercise price of $0.25.  The options have a four-year term.

On July 15, 2010, the Company entered into an agreement with a third party to provide various consulting services for the Company in connection with an anticipated filing of a registration statement with the Securities and Exchange Commission.  Under the terms of the agreement, which was amended in November 2010 to clarify certain provisions, the consultant is to receive $40,000 cash and 800,000 warrants to purchase the Company’s common stock at an exercise price of $0.625 per share with a contractual term of 5 years.  The warrants are contingently issuable upon the earlier (a) twenty business days after notification by the SEC that any registration statement filed on behalf of the Company has been declared effective or (b) upon a change of control of the Company or (c) upon notification by the Company that it decided not to continue retaining the services of the consultant.  The warrants are fully vested upon issuance.

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding.  Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc. (the “Surviving Corporation”), the newly formed Delaware corporation.  The Surviving Corporation has an authorized capital structure of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.  Under the terms of the Merger agreement, the Company’s existing 100 shares of ownership (which are held by a sole shareholder) were exchanged for 13,440,000 shares of common stock in the Surviving Corporation. Except as otherwise described above, there were no other changes to the ownership or capital structure of the Company and therefore, this merger did not have a material impact on the Company’s financial condition or results of operations.

On November 23, 2010, the Company approved a 2010 Employee Stock Plan and reserved up to 1,360,000 shares of the Surviving Company’s common stock for issuance under the plan.

SMTP.COM, INC.

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2010 AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

F-1

SMTP.COM, INC.
BALANCE SHEET

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets

Cash and cash equivalents	$ 482,969	$ 122,664
Deferred income taxes	139,742	154,919
Total current assets	622,711	277,583
Property and equipment, net of accumulated depreciation of $6,879
and $5,364	20,557	5,196
Intangibles, net of accumulated amortization of $6,098
and $5,598	2,902	3,402
Deferred income taxes	32,940	30,329
Other assets	69,400	-
Total assets	$ 748,510	$ 316,510

Liabilities and Shareholder's Equity

Deferred revenue	$ 289,474	$ 324,038
Income taxes payable	209,794	42,165
Allowance for refunds and chargebacks	15,489	9,709
Accrued expenses- other	36,284	23,018
Total current liabilities	551,041	398,930

Shareholder's equity (deficit):
Ordinary shares, no par value, 200,000 shares authorized,
100 shares issued and outstanding	54,936	54,936
Retained earnings (accumulated deficit)	142,533	(137,356)
Total shareholder's equity (deficit)	197,469	(82,420)

Total liabilities and shareholder's equity (deficit)	$ 748,510	$ 316,510

The accompanying notes are an integral part of these financial statements.

F-2

SMTP.COM, INC.
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenues	$ 668,701	$ 320,508	$ 1,851,280	$ 980,053
Cost of services	130,907	107,749	443,946	250,473
Gross profit	537,794	212,759	1,407,334	729,580
Operating expenses:
Sales and marketing	55,248	30,127	202,627	79,929
General and administrative	204,253	366,387	557,213	447,084
Research and development	50,761	44,226	145,025	129,486

Total operating expenses	310,262	440,740	904,865	656,499

Operating income (loss):	227,532	(227,981)	502,469	73,081
Other income (expense):
Interest income	1,094	66	1,094	66
Loss on disposal of property and equipment	(1,164)	-	(1,164)	-

Total other income (expense)	(70)	66	(70)	66

Income (loss) before income taxes	227,462	(227,915)	502,399	73,147
Income tax benefit (expense)	(114,950)	82,611	(222,510)	(19,200)

Net income (loss)	$ 112,512	$ (145,304)	$ 279,889	$ 53,947

Net income (loss) per share:
Basic and diluted	$ 1,125	$ (1,453)	$ 2,799	$ 539

Weighted average common shares outstanding
Basic and diluted	100	100	100	100

The accompanying notes are an integral part of these financial statements.

F-3

SMTP.COM, INC.
UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:

Net income	$ 279,889	$ 53,947
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	4,001	2,485
Loss on disposal of fixed assets	1,164	-
Deferred income taxes	12,566	(25,109)
Accrued expenses-other	13,266	(12,893)
Allowance for refunds and chargebacks	5,780	4,857
Changes in assets and liabilities:
Income taxes payable	167,629	30,112
Deferred revenue	(34,564)	41,261
Other assets	(69,400)	-
Net cash provided by operating activities	380,331	94,660

Cash flows from investing activities:
Purchases of property and equipment	(20,026)	-
Net cash used in investing activities	(20,026)	-

Cash flows from financing activities:
Advances to shareholder	-	(40,000)
Repayments of amount due to shareholder	-	(50,000)
Net cash used in financing activities	-	(90,000)

Change in cash and cash equivalents	360,305	4,660

Cash and cash equivalents, beginning of period	122,664	64,075

Cash and cash equivalents, end of period	$ 482,969	$ 68,735

Supplemental cash flow disclosures:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ 43,215	$ 14,196

The accompanying notes are an integral part of these financial statements.

F-4

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 1:  Organization

We were incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed our name on April 1, 2010 to SMTP.com, Inc. The Company focuses on the execution of email delivery for marketing and enterprise application customers.  The Company has customers for both corporate and personal email delivery. The Company’s services are marketed directly by the Company and through partners.

Note 2:  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included.  The reported results of operations are not necessarily indicative of the results that may be expected for the full year.  These financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are short-term, liquid investments with remaining maturities of three months or less when acquired. Cash and cash equivalents are deposited or managed by major financial institutions and at times are in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions. Effective June 15, 2009, disclosures about fair value of financial instruments are required for interim reporting period of publicly traded companies as well as in annual financial statements.

F-5

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

The Company’s financial instruments consist of cash. The carrying amount of cash approximates fair value because of the short-term nature of these items.

Income Taxes

Provision for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns. Tax years subsequent to 2006 remain open to examination by U.S. federal and state tax jurisdictions.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

.Estimated useful lives are as follows:

Leasehold improvements	3 years or the term of the lease, whichever is shorter
Computing equipment	3 years
Intangible assets	15 years

F-6

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

The Company recorded $131 and $3,501 of depreciation and amortization for the three and nine months ended September 30, 2010, respectively.  The Company recorded $697 and $1,985 of depreciation and amortization for the three and nine months ended September 30, 2009, respectively.

Other Current Assets

Other current assets represent deposits with the Company’s credit card payment processing vendor.

Revenue Recognition

The Company recognizes revenue from its services when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when: (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.

The Company’s services revenues are subscription based and are typically prepaid by clients via credit card payments.  Revenue is recognized on a straight-line basis over the contractual or subscription period. The Company makes estimates for refunds and credit card chargebacks based on historical experience.

Deferred Revenue

The Company’s customers pay for services in advance on a monthly, quarterly, annual, bi-annually and quinquennially basis. Deferred revenue consists of payments received in advance of the Company’s providing the services. Deferred revenues are amortized on a straight-line basis in connection with the contracts or subscriptions period.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents. At December 31, 2009 and 2008, the Company had substantially all cash balances at financial institutions within federally insured limits. The Company maintains its cash balances with accredited financial institutions. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

As of September 30, 2010, and December 31, 2009, there were no customers that accounted for more than 10% of total revenue.

Cost of Services

Cost of services consists primarily of the direct labor costs, credit card fees, software costs, and fees paid to resellers of the Company’s product.

F-7

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Advertising Costs

The Company expenses advertising costs as incurred.

Research and Development costs

Research and development cost are charged to expenses when incurred and include salaries and related cost of personnel engaged in research and development activities.

Net Income (Loss) Per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period.  The Company had no outstanding dilutive securities as of September 30, 2010 and December 31, 2009.

Recently Issued Accounting Standards

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”), which provides guidance on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. ASU 2009-13 requires an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price. ASU 2009-13 is effective for the first annual reporting period beginning on or after June 15, 2010 and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. ASU 2009-13 will be effective for the Company on October 1, 2010. We are currently evaluating the impact that the adoption of ASU 2009-13 will have on our financial condition, results of operations, and disclosures.

In June 2009, the FASB issued amendments to the accounting rules for variable interest entities (VIEs) and for transfers of financial assets. The new guidance for VIEs eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary. In addition, qualifying special purpose entities (QSPEs) are no longer exempt from consolidation under the amended guidance. The amendments also limit the circumstances in which a financial asset, or a portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented, and/or when the transferor has continuing involvement with the transferred financial asset. The Company will adopt these amendments for annual reporting periods beginning on January 1, 2010. The Company does not expect the adoption of these amendments to have a material impact on the consolidated financial statements.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" (the "Codification") as the single source of authoritative non-governmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP but it is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-

F-8

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

authoritative. The Codification was effective for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of the Codification during the period ended September 30, 2009 and the adoption did not have a material impact on its consolidated financial position, results of operations or cash flows.

Note 3:  Income Taxes

The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company estimates that it will be taxed at a 43.5% tax rate based projected revenue for the year.  Therefore, a tax rate of 43.5% was used to determine income taxes for the nine months ending September 30, 2010.

Income taxes for nine months ended September 30, is summarized as follows:

	Nine Months Ended September 30,
	2010	2009

Current	$ 209,944	$ 44,309
Deferred	12,566	(25,109)
Income tax provision	$ 222,510	$ 19,200

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows:

	Nine Months Ended September 30,
	2010		2009
	Amount	Percent	Amount	Percent

Federal statutory rates	$ 170,816	34%	$ 22,101	34%
State income taxes	47,728	10%	6,175	10%
Other	(1,231)	(0)%	(11,607)	(18)%
Permanent differences	5,198	1%	2,530	4%
Effective rate	$ 222,510	44%	$ 19,200	30%

Pretax income	502,399		65003
Tax expense	0

The following is a summary of the components of the Company’s deferred tax assets:

	Nine Months Ended September 30,
	2010	2009
Deferred tax assets - current:
Provisions and accruals	$ 13,821	$ 13,214
Deferred revenue	125,921	155,230
Total current deferred tax assets	139,742	168,443
Deferred tax assets - long-term:
Plant and equipment	32,940	29,843
Total net deferred tax assets	$ 172,682	$ 198,286

F-9

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

As of September 30, 2010 and December 31, 2010, the Company did not have tax operating loss carry forwards.  No valuation allowances have been established for deferred tax assets based on a “more likely than not” threshold. The ability to realized deferred tax assets depends on our ability to generate sufficient taxable income within the carry forward periods provided in the tax law. We have considered the following possible sources of taxable income when assessing the realization of our deferred tax assets:

•

Future reversal of existing taxable temporary differences;

•

Taxable income or loss, based on recent results, exclusive of reversing temporary differences and carry forwards; and

•

Tax-planning strategies.

Note 4:  Commitments and Contingencies

Employment Agreement

On July 1, 2010, the Company entered into an employment agreement with Richard Harrison, their President and Chief Operating Office.  Under the terms of the agreement, Mr. Harrison will receive an annual base salary of $175,000 in years one and two of his service to the Company.  The employment agreement also provides that Mr. Harrison be entitled to an annual bonuses of $75,000 and $125,000 for years one and two, respectively.  The bonuses are based upon meeting a percentage of the Company’s quarterly growth goal and are to be paid quarterly and proportional to growth goal attainment for both under and overachievement.  The employment agreement provides that a review by the Chief Executive Officer and Chairman and possibly a board committee for compensation plan will occur in July 2011, which will review performance and set overall compensation plan structure for the third and future years of service.  The employment agreement, which was amended in November 2010 to clarify certain provisions, further provides that Mr. Harrison receive 960,000 options with a four-year vesting period beginning on August 1, 2010 at an exercise price of .25.  The options have a four-year term.  There is an immaterial impact on the three and nine month operations of recording the stock compensation expense related to these stock options.

Consulting Services

On July 15, 2010, the Company entered into an agreement with a third party to provide various consulting services for the Company in connection with an anticipated filing of a registration statement with the Securities and Exchange Commission.  Under the terms of the agreement, which was amended in November 2010 to clarify certain provisions, the consultant is to receive $40,000 cash and 800,000 warrants to purchase the Company’s common stock at an exercise price of $0.625 per share with a contractual term of 5 years.  The warrants are contingently issuable upon the earlier (a) twenty business days after notification by the SEC that any registration statement filed on behalf of the Company has been declared effective or (b) upon a change of control of the Company or (c) upon notification by the Company that it decided not to continue retaining the services of the consultant.  The warrants are fully vested upon issuance.  The Company recognized expense of $40,000 during the three months ended September 30, 2010 associated with the cash portion of the fees. Under the provisions of ASC 718 as it pertains to equity instruments with performance conditions, the Company has not recognized an expense pertaining to the contingently issuable warrants as it believes at this time that it is not probable that the warrants will be issued.

F-10

SMTP.COM, INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of September 30, 2010.

Note 5:  Related Party Transactions

During 2008, the Company borrowed $150,000 from its shareholder, payable on demand and interest was $1,000, which was recorded as interest expense during the year ended December 31, 2008.   Of the amount borrowed, $100,000 was repaid during 2008 and the remaining amount was repaid in February 2009.

In July 2009, The Company provided an interest free loan of $40,000 to its shareholder.  The amount was repaid by the shareholder in December 2009

Leased administrative facilities

The Company’s shareholder leases certain administrative facilities to the Company.  The Company made improvements to facilities owned by the majority shareholder totaling $71,639 that were capitalized as part of property and equipment and depreciated over a period of 3 years.  In July 2010, one of the facilities was sold, resulting in a loss on disposal of leasehold improvements of $1,164.

Management fees

During the nine months ended September 30, 2010 and 2009, the Company paid management fees of $0 and $297,490, respectively, to the Company’s shareholder for services rendered to the Company.  The company does not intend to pay management fees to its shareholder in future periods as the shareholder now receives a salary in lieu of a management fee.

Note 6:  Subsequent Events

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding.  Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc. (the “Surviving Corporation”), the newly formed Delaware corporation.  The Surviving Corporation has an authorized capital structure of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.  Under the terms of the Merger agreement, the Company’s existing 100 shares of ownership (which are held by a sole shareholder) were exchanged for 13,440,000 shares of common stock in the Surviving Corporation. Except as otherwise described above, there were no other changes to the ownership or capital structure of the Company and therefore, this merger did not have a material impact on the Company’s financial condition or results of operations.

On November 23, 2010, the Company approved a 2010 Employee Stock Plan and reserved up to 1,360,000 shares of the Surviving Company’s common stock for issuance under the plan.

F-11

Prospectus

_______________________

SMTP, Inc.
95 Fulkerson Street
Cambridge, Massachusetts 02141

Until_______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

Legal Fees	$ 5,000.00
Professional Fees	$ 40,000.00
Accounting and Audit Fees	$ 20,000.00
EDGAR Filing Fees	$ 3,000.00
Blue Sky Qualifications	$ 7,000.00

Total*	$ 75,000

All amounts are estimates. We have already paid approximately $40,000 of expenses and will pay the remaining expenses from our cash on hand. None of the proceeds from the offering will be needed or used to pay for any of the offering expenses.

Item 14.  Indemnification of Directors and Officers.

 Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange

Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have not issued any securities that were not registered under the Securities Act.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC Reference Number	Title of Document	Location

3.1	Articles of Incorporation	Filed herewith
3.2	Bylaws	Filed herewith
3.3	Plan of Merger	Filed herewith
5.1	Opinion Regarding Legality	To be filed with first amendment
10.1	2010 Stock Incentive Plan	Filed herewith
10.2	Public Financial Services, LLC Agreement	Filed herewith
10.3	Harrison Employment Agreement	Filed herewith
14.1	Code of Ethics	Filed herewith
23.1	Consent of McConnell & Jones PLLC	Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)              include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            include any additional or changed material information on the plan of distribution.

(2)           that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Cambridge, State of Massachusetts, on December 1, 2010.

SMTP, Inc.

By:	/s/ Semyon Dukach
Semyon Dukach
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of November, 2010.

Signature

Title

Signature	Title

/s/Semyon Dukach	Chief Executive Officer, Chief Financial Officer,
Semyon Dukach	Treasurer, Secretary, Principal Executive Officer, Principal Financial and Accounting Officer

/s/Richard Harrison	President and Chief Operating Officer
Richard Harrison

/s/ Vadim Yasinovsky	Director
Vadim Yasinovsky

/s/ Matt Mankins	Director
Matt Mankins

/s/ Brad Harkavy	Director
Brad Harkavy

/s/ Rens Troost	Director
Rens Troost

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

SMTP, Inc.